Exhibit 99.1

May 7, 2015

FROM:

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Tim Gagnon, director of investor relations (952) 683-5007

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE DECLARES QUARTERLY CASH DIVIDEND

MINNEAPOLIS, May 7, 2015 — C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (Nasdaq: CHRW) announced that its Board of Directors today declared a regular quarterly cash dividend of 38 cents ($0.38) per share, payable on June 30, 2015, to shareholders of record on June 5, 2015.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of May 7, 2015, there were approximately 145,837,224 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is one of the largest non-asset based third party logistics companies in the world. C.H. Robinson is a global provider of multimodal transportation services and logistics solutions, currently serving over 46,000 active customers through a network of offices in North America, South America, Europe, and Asia. C.H. Robinson maintains one of the largest networks of motor carrier capacity in North America and works with approximately 66,000 transportation providers worldwide. For more information about our company, visit our Web site at www.chrobinson.com.

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